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EXHIBIT 1.1

ev3 Inc.
11,765,000 Shares

Common Stock

UNDERWRITING AGREEMENT

dated                        , 2005

Piper Jaffray & Co.
Banc of America Securities LLC

UNDERWRITING AGREEMENT

          , 2005

PIPER JAFFRAY & CO.
BANC OF AMERICA SECURITIES LLC
        As Representatives of the several Underwriters
c/o PIPER JAFFRAY & CO.
800 Nicollet Mall
Minneapolis, MN 55402

Ladies and Gentlemen:

        Introductory.    ev3 Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of 11,765,000 shares (the "Firm Common Shares") of its Common Stock, par value $0.01 per share (the "Common Stock"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 1,728,850 shares of Common Stock and the stockholder of the Company named in Schedule B (in his individual capacity and not in his capacity as a director of the Company) (the "Selling Stockholder") has granted to the Underwriters an option to purchase up to an additional 35,900 shares of Common Stock, all as provided in Section 2. The additional 1,728,850 shares that may be sold by the Company and the additional 35,900 shares that may be sold by the Selling Stockholder pursuant to such option are collectively called the "Optional Common Shares". The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "Common Shares". Piper Jaffray & Co. ("Piper") and Banc of America Securities LLC ("BAS") have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Common Shares.

        The Company and the Underwriters agree that up to 588,250 of the Firm Common Shares to be purchased by the Underwriters (the "Directed Shares") shall be reserved for sale by the Underwriters to certain eligible directors, officers and employees of the Company and persons having business relationships with the Company (collectively, the "Participants"), as part of the distribution of the Common Shares by the Underwriters (the "Directed Share Program") subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the NASD, Inc. (the "NASD") and all other applicable laws, rules and regulations. One of the Underwriters (the "Designated Underwriter") shall be selected to process the sales to the Participants under the Directed Share Program. To the extent that such Directed Shares are not orally confirmed for purchase by the Participants by the end of the first business day after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

        The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-123851), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Common Shares, is called the "Prospectus"; provided, however, if the Company has, with the consent of Piper and BAS, elected to rely upon Rule 434 under the Securities Act, the term "Prospectus" shall mean the Company's prospectus subject to completion (each, a "preliminary prospectus") dated                        , 2005, together with the applicable term sheet (the "Term Sheet")

prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. The preliminary prospectus, dated as of [                        ], 2005, included in the Registration Statement before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) under the Securities Act is hereinafter called the "Preliminary Prospectus." All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

        The Company, ev3 LLC, a Delaware limited liability company ("ev3 LLC"), and the Selling Stockholder hereby confirm their respective agreements with the Underwriters as follows:

        Section 1.    Representations and Warranties.

        A.    Representations and Warranties of the Company and ev3 LLC.    The Company and ev3 LLC hereby jointly and severally represent, warrant and covenant to each Underwriter as follows:

          (a)    Compliance with Registration Requirements.    The Registration Statement has been declared effective by the Commission under the Securities Act and any Rule 462(b) Registration Statement is effective. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. The Preliminary Prospectus when filed with the Commission complied, and the Prospectus when filed with the Commission will comply, in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was or will be, as the case may be, identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. The Registration Statement complies, and any Rule 462(b) Registration Statement and any post-effective amendments or supplements to the Registration Statement, when they become effective and at all times during the Prospectus Delivery Period, will comply, in all material respects with the requirements of the Securities Act. The Registration Statement did not contain, and any Rule 462(b) Registration Statement or any post-effective amendments thereto will not contain, as of their respective effective dates and at all times during the Prospectus Delivery Period, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except in each case if the Company notifies the Representatives in writing of an event or condition as a result of which it is necessary to amend or supplement the Registration Statement in order to make the statements therein not misleading and the Company so amends or supplements the Registration Statement in compliance with the terms of this Agreement. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date and at all times during the Prospectus Delivery Period (as defined below), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case if the Company notifies the Representatives in writing of an event or condition as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Company so amends or supplements the Prospectus in compliance with the terms of this Agreement. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the

  Prospectus (including any Prospectus wrapper), or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents of ev3 LLC, the Company or their respective subsidiaries required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

          (b)    Offering Materials Furnished to Underwriters.    The Company has delivered to the Representatives two complete copies of the manually signed Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and copies of the Preliminary Prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

          (c)    Distribution of Offering Material By the Company.    The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Prospectus Delivery Period (as defined below), any offering material in connection with the offering and sale of the Common Shares other than the Preliminary Prospectus, the Prospectus or the Registration Statement.

          (d)    The Underwriting Agreement.    This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, ev3 LLC and the Company, enforceable against each of ev3 LLC and the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and by the effect of general principles of equity and except that any rights to indemnity and contribution pursuant to Sections 8 and 9 hereof may be limited by federal and state securities laws and public policy considerations.

          (e)    Authorization of the Common Shares.    The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

          (f)    No Applicable Registration or Other Similar Rights.    There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than the Selling Stockholder with respect to the Optional Common Shares included in the Registration Statement, except for such rights as have been duly waived or have been described in the Prospectus.

          (g)    No Material Adverse Change.    Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of ev3 LLC, the Company and their respective subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) ev3 LLC, the Company and their respective subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by ev3 LLC or the Company or, except for dividends paid to ev3 LLC, the Company or any of their respective subsidiaries, any of their respective subsidiaries on any class of their respective capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of their respective capital stock.

          (h)    Independent Accountants.    PricewaterhouseCoopers LLP and Ernst & Young LLP, which have expressed their respective opinions with respect to certain portions (as indicated therein) of the combined consolidated financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus, are each an independent registered public accounting firm as required by the Securities Act.

          (i)    Preparation of the Financial Statements.    The combined consolidated financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of ev3 LLC and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The financial statement schedule included in the Registration Statement presents fairly the information required to be stated therein. Such combined consolidated financial statements and financial statement schedule have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The combined consolidated financial data set forth in the Prospectus under the captions "Prospectus Summary—Summary Combined Consolidated Financial Data," "Selected Combined Consolidated Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the combined consolidated financial statements contained in the Registration Statement.

          (j)    Incorporation and Good Standing of ev3 LLC, the Company and their Subsidiaries.    Each of ev3 LLC, the Company and each of their respective subsidiaries has been duly formed, incorporated or organized and is validly existing as a limited liability company, corporation or other entity in good standing under the laws of the jurisdiction of its formation, incorporation or organization and has limited liability company, corporate or other power and authority to own, lease and operate its properties and to conduct its business as it is currently conducted and as described in the Prospectus and, in the case of ev3 LLC and the Company, to enter into and perform their obligations under this Agreement. Each of ev3 LLC, the Company and each of their respective subsidiaries is duly qualified as a foreign limited liability company or corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary of ev3 LLC and the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by ev3 LLC or the Company, directly or through their respective subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for such security interests, mortgages, pledges, liens, encumbrances or claims (1) which would not individually or in the aggregate result in a Material Adverse Change or (2) pursuant to that certain Loan and Security Agreement, dated as of May 6, 2005, between Silicon Valley Bank and Micro Therapeutics, Inc., a Delaware corporation ("MTI"); provided, however, with respect to MTI, either ev3 LLC or the Company (i) directly owns 9,704,819 shares of the common stock of MTI and (ii) indirectly owns 24,336,759 shares of the common stock of MTI. Neither ev3 LLC nor the Company owns or controls, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement, except for any such corporation, association or other entity which is not a "significant subsidiary" as defined by Rule 1-02 of Regulation S-X under the Securities Act.

          (k)    Capitalization and Other Capital Stock Matters.    (i) The authorized, issued and outstanding membership units of ev3 LLC is as set forth in the Prospectus under the column "Actual ev3 LLC" under the caption "Capitalization"; (ii) the authorized, issued and outstanding Common Stock of the Company after giving effect to the merger of ev3 LLC with and into the Company (the "Merger") is as set forth in the Prospectus under the column "Pro Forma for Merger ev3 Inc." under the caption "Capitalization"; (iii) the authorized, issued and outstanding Common Stock of the Company after giving effect to the "reorganization transactions" (as defined in the Prospectus) and the reverse stock split (as set forth in the Prospectus) is as set forth in the Prospectus under the column "Pro Forma for Reorganization Transactions ev3 Inc." under the caption "Capitalization"; and (iv) the authorized, issued and outstanding Common Stock of the Company after giving effect to the "reorganization transactions" (as defined in the Prospectus), the reverse stock split (as set forth in the Prospectus) and the sale of the Firm Common Shares is as set forth in the Prospectus under the column "Pro Forma As Adjusted ev3 Inc." under the caption "Capitalization", in each case, other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding convertible securities, options or warrants described in the Prospectus. The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws as of the First Closing Date and as of the Second Closing Date, if applicable. As of the First Closing Date and as of the Second Closing Date, if applicable, all of the issued and outstanding shares of Common Stock owned by the Selling Stockholder will have been duly authorized and validly issued, and will be fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding membership units of ev3 LLC or shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of ev3 LLC or the Company which were not properly waived. Except as set forth in that certain Option, Contribution and Exchange Agreement, dated as of August 29, 2003, by and among ev3 LLC and certain of its members party thereto and in the Holders Agreement, dated as of August 29, 2003, among the investors named therein and the Company, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Prospectus or issued or granted after the date thereof. The description of ev3 LLC's and the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

          (l)    Quotation.    The Common Shares have been approved for inclusion on the NASDAQ National Market, subject only to official notice of issuance.

          (m)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.    Neither ev3 LLC, the Company nor any of their respective subsidiaries is in violation of its charter, by-laws or other organizational documents or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, lease or other instrument to which ev3 LLC, the Company or any of their respective subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of ev3 LLC, the Company or any of their respective subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. Each of ev3 LLC's and the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of, with respect to ev3 LLC, its operating agreement or other organizational documents, and with respect to the Company, its charter or by-laws, or the organizational documents of any of their subsidiaries, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of ev3 LLC, the Company or any of their respective subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such consents which have been obtained and for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to ev3 LLC, the Company or any of their respective subsidiaries except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for ev3 LLC's or the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except (i) such as have been obtained or made by ev3 LLC and the Company and are in full force and effect under the Securities Act and applicable state securities or blue sky laws and (ii) for the filing of the Certificate of Merger contemplated by the Agreement and Plan of Merger, dated as of April 4, 2005 (filed as Exhibit 2.1 to the Registration Statement), which Certificate of Merger will be filed on or before the First Closing Date.

          (n)    No Material Actions or Proceedings.    Except as otherwise disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings (including, without limitation, any actions, suits or proceedings by the Food and Drug Administration (the "FDA")) pending or, to the best of ev3 LLC's and the Company's knowledge, threatened (i) against ev3 LLC, the Company or any of their respective subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, ev3 LLC or the Company or any of their respective subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding would be determined adversely to ev3 LLC, the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or materially and adversely affect the Company's ability to consummate the transactions contemplated by this Agreement. No labor dispute with the employees of ev3 LLC, the Company or any of any of their respective subsidiaries exists or, to the best of ev3 LLC's and the Company's knowledge, is threatened or imminent which would, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change.

          (o)    Intellectual Property Rights.    Each of ev3 LLC, the Company and their respective subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted, except as such failure to own, possess or acquire such rights would not have a Material Adverse Change and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Except as disclosed in the Prospectus, none of ev3 LLC, the Company or any of their respective subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. None of ev3 LLC, the Company or any of their respective subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be described in the Prospectus and are not described in all material respects. None of the Intellectual Property Rights owned by ev3 LLC, the Company or any of their respective subsidiaries have been obtained or are being used by ev3 LLC, the Company or any of their respective subsidiaries in violation of any contractual obligation binding on ev3 LLC, the Company, any of their respective subsidiaries or, to ev3 LLC's or the Company's knowledge, any of their respective officers, directors or employees or otherwise in violation of the rights of any persons, except where such violations would not, individually or in the aggregate, result in a Material Adverse Change.

          (p)    All Necessary Permits, etc.    Each of ev3 LLC, the Company and each of their respective subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to so possess would not, individually or in the aggregate, result in a Material Adverse Change and none of ev3 LLC, the Company or any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

          (q)    Title to Properties.    ev3 LLC, the Company and each of their respective subsidiaries has good and marketable title to all the properties (whether real or personal) and assets reflected as owned in the financial statements referred to in Section 1(A)(i) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects to title, except such as are described in the Prospectus or would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by ev3 LLC, the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change.

          (r)    Tax Law Compliance.    Each of ev3 LLC, the Company and their respective subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except in each case as would not, individually or in the aggregate, result in a Material Adverse Change or which ev3 LLC, the Company or any such subsidiary is contesting in good faith. As of the First Closing Date and the Second Closing Date, if any, ev3 LLC, the Company and their respective subsidiaries will have filed all necessary federal, state and foreign income and franchise tax returns required to be filed through the First Closing Date and the Second Closing Date, as applicable, and have paid all taxes due thereon and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except in each case as would not, individually or in the aggregate, result in a Material Adverse Change or which ev3 LLC, the Company or any such subsidiary is contesting in good faith. ev3 LLC has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(A)(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of ev3 LLC, the Company or any of their respective subsidiaries has not been finally determined.

          (s)    Company Not an "Investment Company."    The Company is not and, after giving effect to the offering and the sale of the Common Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (t)    Insurance.    Each of ev3 LLC, the Company and their respective subsidiaries are insured with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by ev3 LLC, the Company or their respective subsidiaries against theft, damage, destruction and acts of vandalism. Neither ev3 LLC nor the Company has any reason to believe that it or any of their respective subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of ev3 LLC, the Company nor any of their respective subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

          (u)    No Price Stabilization or Manipulation.    The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

          (v)    Related Party Transactions.    There are no business relationships or related-party transactions involving ev3 LLC, the Company or any of their respective subsidiaries or any other person required to be described in the Prospectus which have not been described as required.

          (w)    Disclosure Controls and Procedures.    The Company is aware of no reason that its quarterly report on Form 10-Q for the quarter ended [June 30], 2005 would not (1) be accompanied by the certifications required to be filed or submitted by the Company's chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder or (2) contain a statement to the effect that the Company's principal executive officer and principal financial officer concluded as of the end of the period covered by such report that the Company's disclosure controls and procedures were effective such that the information relating to the Company, including its consolidated subsidiaries, required to be disclosed in the Company's reports filed with the Commission (i) is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Commission, and (ii) is accumulated and communicated to the Company's management, including its principal executive officer and principal financial and accounting officer, as appropriate to allow timely decisions regarding required disclosure.

          (x)    No Unlawful Contributions or Other Payments.    None of ev3 LLC, the Company, their respective subsidiaries or, to the best of ev3 LLC's and the Company's knowledge, any employee or agent of ev3 LLC, the Company or any of their respective subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

          (y)    Company's Accounting System.    Except as disclosed in the Prospectus, each of ev3 LLC and the Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements of ev3 LLC and the Company in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (z)    Compliance with Environmental Laws.    Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) none of ev3 LLC, the Company or any of their respective subsidiaries is in violation of any applicable federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, applicable laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any applicable permits or other governmental authorizations required for the operation of the business of ev3 LLC, the Company or their respective subsidiaries under applicable Environmental Laws, nor has ev3 LLC, the Company or any of their respective subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that ev3 LLC, the Company or any of their respective subsidiaries is in violation of any applicable Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which ev3 LLC or the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by ev3 LLC, the Company or any of their respective subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of ev3 LLC's or the Company's knowledge, threatened against ev3 LLC, the Company or any of their respective subsidiaries or any person or entity whose liability for any Environmental Claim ev3 LLC, the Company or any of their respective subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to ev3 LLC's and the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents related to ev3 LLC, the Company or any of their respective subsidiaries, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against ev3 LLC, the Company or any of their respective subsidiaries or against any person or entity whose liability for any Environmental Claim ev3 LLC, the Company or any of their respective subsidiaries has retained or assumed either contractually or by operation of law.

          (aa)    ERISA Compliance.    ev3 LLC, the Company, their respective subsidiaries and any "employee benefit plan" (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by ev3 LLC, the Company, their respective subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance with ERISA, except where the failure to be so in compliance would not result in a Material Adverse Change. "ERISA Affiliate" means, with respect to ev3 LLC, the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which ev3 LLC, the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by ev3 LLC, the Company, their subsidiaries or any of their ERISA Affiliates, except where such occurrence would not have a Material Adverse Change. No "employee benefit plan" established or maintained by ev3 LLC, the Company, their respective subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA), except where such liabilities would not have a Material Adverse Change. None of ev3 LLC, the Company, their respective subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code, except where such liabilities would not have a Material Adverse Change. Each "employee benefit plan" established or maintained by ev3 LLC, the Company or their respective subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code satisfies the qualification requirements under Section 401(a) of the Code except where the failure to satisfy such requirements would not result in a Material Adverse Change and, to the knowledge of ev3 LLC and the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification under Section 401(a) of the Code.

          (bb)    Brokers.    Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from ev3 LLC, the Company or their respective subsidiaries any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

          (cc)    No Outstanding Loans or Other Indebtedness.    There are no material outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by ev3 LLC or the Company to or for the benefit of any of the officers or directors of the Company except as disclosed in the Prospectus.

          (dd)    Compliance with Laws.    Neither ev3 LLC nor the Company has been advised, nor has reason to believe, that it and each of their respective subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, the rules and regulations of the FDA, the Federal Food, Drug and Cosmetic Act, as amended, the Biologic Products provisions of the Public Health Service Act, as amended, and the Comprehensive Drug Abuse Prevention and Control Act of 1970, as amended, except as disclosed in the Prospectus or except where failure to be so in compliance would not result in a Material Adverse Change.

          (ee)    FDA Proceedings.    To the best of ev3 LLC's and the Company's knowledge, there are no rulemakings or similar proceedings before the FDA or any similar entity in any other jurisdiction which involve ev3 LLC, the Company or any of their respective subsidiaries or any of the processes or products which the Prospectus discloses ev3 LLC, the Company or any of their respective subsidiaries has developed, is developing or proposes to develop, or uses or proposes to use which, if the subject of an action unfavorable to ev3 LLC, the Company or any of their subsidiaries, would result in a Material Adverse Change.

        Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

        Each of ev3 LLC and the Company acknowledge that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

        B.    Representations and Warranties of the Selling Stockholder.    The Selling Stockholder represents, warrants and covenants to each Underwriter as follows:

          (a)    The Underwriting Agreement.    This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and by the effect of general principles of equity and except that any rights to indemnity and contribution pursuant to Sections 8 and 9 hereof may be limited by federal and state securities laws and public policy considerations.

          (b)    The Custody Agreement and Power of Attorney.    Each of the (i) Custody Agreement signed by the Selling Stockholder and the Company, as custodian (the "Custodian"), relating to the deposit of the Common Shares to be sold by the Selling Stockholder (the "Custody Agreement") and (ii) Power of Attorney appointing certain individuals named therein as the Selling Stockholder's attorneys-in-fact (each, an "Attorney-in-Fact") to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the "Power of Attorney"), of the Selling Stockholder has been duly authorized, executed and delivered by the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

          (c)    Title to Common Shares to be Sold; All Authorizations Obtained.    The Selling Stockholder has good and valid title to all of the membership units of ev3 LLC which will be converted into Common Shares in connection with the Merger and may be sold by the Selling Stockholder pursuant to this Agreement. On the First Closing Date and the Second Closing Date (as defined below), as applicable, the Selling Stockholder will have, good and valid title to all of the Common Shares which may be sold by the Selling Stockholder pursuant to this Agreement on such date and the legal right and power, and all authorizations and approvals required by law to enter into this Agreement and its Custody Agreement and Power of Attorney, to sell, transfer and deliver all of the Common Shares which may be sold by the Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

          (d)    Delivery of the Common Shares to be Sold.    Delivery of and payment for the Common Shares which are sold by the Selling Stockholder pursuant to this Agreement will pass good and valid title to such Common Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim.

          (e)    Non-Contravention; No Further Authorizations or Approvals Required.    The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to any agreement or instrument to which the Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by the Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

          (f)    No Registration or Other Similar Rights.    The Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus under "Shares Eligible for Future Sale" and "Certain Relationships and Related Party Transactions—Registration Rights Agreement".

          (g)    No Further Consents, etc.    No consent, approval or waiver is required under any instrument or agreement to which the Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Common Shares which may be sold by the Selling Stockholder under this Agreement or the consummation by the Selling Stockholder of any of the other transactions contemplated hereby.

          (h)    Disclosure Made by the Selling Stockholder in the Prospectus.    All information about the Selling Stockholder furnished by or with the approval of the Selling Stockholder in writing expressly for use in the Registration Statement is, and on the First Closing Date and the Second Closing Date will be, true, correct and complete in all material respects, and does not, and on the First Closing Date and the Second Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. All information about the Selling Stockholder furnished by or with the approval of the Selling Stockholder in writing expressly for use in the Prospectus is, and on the First Closing Date and the Second Closing Date will be, true, correct and complete in all material respects, and does not, and on the First Closing Date and the Second Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information, in light of the circumstances under which they were made, not misleading. The Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite the Selling Stockholder's name in the Prospectus under the caption "Principal and Selling Stockholders" (both prior to and after giving effect to the sale of the Common Shares).

          (i)    No Price Stabilization or Manipulation.    The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

          (j)    Confirmation of ev3 LLC and Company Representations and Warranties.    The Selling Stockholder has no reason to believe that the representations and warranties of either ev3 LLC or the Company contained in Section 1(A) hereof are not true and correct in all material respects, is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which has had or may have a Material Adverse Change and is not prompted to sell shares of Common Stock by any information concerning ev3 LLC or the Company which is not set forth in the Registration Statement and the Prospectus.

        Any certificate signed by or on behalf of the Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters pursuant to Section 5(k) hereof shall be deemed to be a representation and warranty by the Selling Stockholder to each Underwriter as to the matters covered thereby.

        The Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

        Section 2.    Purchase, Sale and Delivery of the Common Shares.

          (a)    The Firm Common Shares.    The Company agrees to issue and sell to the several Underwriters the Firm Common Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Common Shares set forth opposite their names on

  Schedule A, plus any additional number of Firm Common Shares which the Underwriters may become obligated to purchase pursuant to the provisions of Section 10 hereof. The purchase price per Firm Common Share to be paid by the several Underwriters to the Company shall be $[    ] per share.

          (b)    The First Closing Date.    Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of King & Spalding LLP, 1185 Avenue of the Americas, New York, NY 10036 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on the third (fourth, if the determination of the purchase price of the Firm Common Shares occurs after 4:30 p.m. New York time) business day after the date hereof (unless another time and date shall be agreed to by the Representatives and the Company) (the time and date of such closing are called the "First Closing Date"). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

          (c)    The Optional Common Shares; the Second Closing Date.    In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 1,728,850 Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Common Shares and the Selling Stockholder hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 35,900 Optional Common Shares from the Selling Stockholder at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. No Optional Common Shares shall be sold or delivered unless the Firm Common Shares previously have been, or simultaneously are, sold and delivered. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representatives to the Company and the Selling Stockholder, which notice may be given at any time within 30 days from the date of the Prospectus. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares and (b) the Company and the Selling Stockholder agree, severally and not jointly, to sell the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be sold as the number of Optional Common Shares set forth in Schedule B opposite the name of the Selling Stockholder (or, in the case of the Company, as the number of Optional Common Shares to be sold by the Company as set forth in the paragraph "Introductory" of this Agreement) bears to the total number of Optional Common Shares. The Representatives may cancel the option at any time prior to any notice of exercise of such option and prior to the expiration of such option by giving written notice of such cancellation to the Company and the Selling Stockholder.

          (d)    Public Offering of the Common Shares.    The Representatives hereby advise the Company and the Selling Stockholder that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

          (e)    Payment for the Common Shares.    Payment for the Common Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company. Payment for the Common Shares to be sold by the Selling Stockholder shall, if applicable, be made at the First Closing Date or Second Closing Date, as applicable, by wire transfer of immediately available funds to the order of the Custodian.

        It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. Piper and BAS, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

        The Selling Stockholder hereby agrees that (i) it will pay all applicable stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Common Shares to be sold by the Selling Stockholder to the several Underwriters, in connection with the performance of the Selling Stockholder's obligations hereunder and the respective Underwriters will pay any such taxes involved in further transfers and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to the Selling Stockholder hereunder and to hold such amounts for the account of the Selling Stockholder with the Custodian under the Custody Agreement.

          (f)    Delivery of the Common Shares.    The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Firm Common Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company and the Selling Stockholder shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Optional Common Shares the Underwriters have agreed to purchase from them at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and the form of certificate shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

          (g)    Delivery of Prospectus to the Underwriters.    Not later than 12:00 p.m. on the second business day following the date the Common Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.

        Section 3.    Additional Covenants.

        A.    Covenants of the Company.    The Company further covenants and agrees with each Underwriter as follows:

          (a)    Representatives' Review of Proposed Amendments and Supplements.    During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object.

          (b)    Securities Act Compliance.    After the date of this Agreement and during the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its commercially reasonable efforts to obtain the lifting of such order as soon as is reasonably possible. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

          (c)    Amendments and Supplements to the Prospectus and Other Securities Act Matters.    If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the reasonable opinion of counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with the Securities Act, the Company agrees to promptly prepare (subject to Section 3(A)(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with the Securities Act.

          (d)    Copies of any Amendments and Supplements to the Prospectus.    The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may reasonably request.

          (e)    Blue Sky Compliance.    The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws or other foreign laws of those jurisdictions reasonably designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. Notwithstanding the preceding sentence, the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof as soon as is reasonably possible.

          (f)    Use of Proceeds.    The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

          (g)    Transfer Agent.    The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

          (h)    Earnings Statement.    The Company will timely file such reports pursuant to the Exchange Act as are necessary to make generally available to its security holders and to the Representatives as soon as practicable an earnings statement (which need not be audited) covering the twelve-month period ending [June 30], 2006 that satisfies the provisions of Section 11(a) of the Securities Act.

          (i)    Periodic Reporting Obligations.    During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the NASDAQ National Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Common Shares as may be required under Rule 463 under the Securities Act.

          (j)    Company to Provide Interim Financial Statements.    Prior to the Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

          (k)    Quotation.    The Company will use its best efforts to include, subject to notice of issuance, the Common Shares on the NASDAQ National Market.

          (l)    Agreement Not to Offer or Sell Additional Securities.    During the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus, the Company will not, without the prior written consent of Piper and BAS (which consent may be withheld at the sole discretion of Piper and BAS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock or publicly announce the intention to do any of the foregoing (other than as contemplated by this Agreement with respect to the Common Shares); provided, however, that the Company may (a) issue shares of its

  Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options or warrants, pursuant to any warrant, stock option, stock bonus or other stock plan or arrangement described in the Prospectus, but only if (i) the holders of such warrants, shares, options, or shares issued upon exercise of such warrants or options have executed a lock up agreement in the form of Exhibit E hereto or (ii) such warrants, shares, options or shares issued upon exercise of such warrants or options are not exercisable by their terms during the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus, as such period may be extended pursuant to this Section 3A(l), or (b) file a registration statement on Form S-8 with respect to the shares of Common Stock subject to the stock options issued or to be issued pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, or (c) issue shares of its Common Stock or options to purchase its Common Stock to the extent the Company is required to do so in connection with the transactions contemplated by each of the Note Contribution and Exchange Agreement, dated as of April 4, 2005 (filed as Exhibit 2.3 to the Registration Statement) and the Agreement and Plan of Merger, dated as of April 4, 2005 (filed as Exhibit 2.1 to the Registration Statement). Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

          (m)    Future Reports to the Representatives.    During the period of five years hereafter the Company will furnish to the Representatives at 800 Nicollet Mall, Minneapolis, MN 55402 Attention: Equity Capital Markets: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock; provided, however, that the Company shall not be required to furnish copies of such reports, documents or communications that are filed with the Commission and available through EDGAR.

          (n)    Investment Limitation.    The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Common Shares, in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

          (o)    No Manipulation of Price.    The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Common Shares.

          (p)    Directed Share Program.    In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Directed

  Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, reasonable legal expenses) they incur in connection with such release.

        B.    Covenant of the Selling Stockholder.    The Selling Stockholder further covenants and agrees with each Underwriter:

          (a)    Delivery of Forms W-8 and W-9.    To deliver to the Representative prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person).

        Piper and BAS, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or the Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance. Notwithstanding the foregoing, Piper and BAS, for the benefit of each of the other Representatives, agree not to consent to any action proposed to be taken by the Company, the Selling Stockholder or any other holder of the Company's securities that would otherwise be prohibited by, or to waive compliance by the Company, the Selling Stockholder or any such other security holder with the provisions of Section 3(A)(l) above or any lock-up agreement delivered pursuant to Section 5(m) below without giving each of the other Underwriters such prior notice as each of the Representatives deem acceptable to permit compliance by the Representatives and other Underwriters with applicable provisions of NASD Conduct Rule 2711(f) restricting publication and distribution of research and public appearances by research analysts before and after the expiration, waiver or termination of a lock-up agreement.

        Section 4.    Payment of Expenses.    The Company agrees to pay all costs, fees and expenses incurred in connection with the performance by the Company of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors engaged by the Company, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Preliminary Prospectus and the Prospectus (including any Prospectus wrapper), and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses reasonably incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with including the Common Stock on the NASDAQ National Market, (ix) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement, (x) the fees and expenses of the Custodian, (xi) all costs and expenses of the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, in connection with matters related to the Directed Shares which are designated by the Company for sale to Participants, and (xii) any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Common Shares, provided that the Company and the Underwriters agree that expenses for any charter air travel in connection with such meetings shall be borne equally by the Company and the Underwriters. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

        The Selling Stockholder further agrees with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for the Selling Stockholder and (ii) expenses and taxes incident to the sale and delivery of the Common Shares to be sold by the Selling Stockholder to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement).

        Section 5.    Conditions of the Obligations of the Underwriters.    The obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of ev3 LLC, the Company and the Selling Stockholder set forth in Sections 1(A) and 1(B) hereof as of the date hereof and the Company and the Selling Stockholder as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company and the Selling Stockholder of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

          (a)    Accountants' Comfort Letters.    On the date hereof, the Representatives shall have received from each of PricewaterhouseCoopers LLP and Ernst & Young LLP, independent registered public accounting firms for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representatives shall have received an additional two conformed copies of such accountants' letter for each of the several Underwriters).

          (b)    Compliance with Registration Requirements; No Stop Order; No Objection from NASD.    For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

              (i)  the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representatives' consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

             (ii)  no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

            (iii)  the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

          (c)    No Material Adverse Change.    For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second

  Closing Date, in the judgment of the Representatives there shall not have occurred any Material Adverse Change.

          (d)    Opinions of Counsel for the Company.    On each of the First Closing Date and the Second Closing Date the Representatives shall have received the opinion of (i) King & Spalding LLP, counsel for the Company, dated as of such closing date, the form of which is attached as Exhibit A-1 (and the Representatives shall have received an additional two conformed copies of such counsel's legal opinion for each of the several Underwriters) and (ii) Oppenheimer Wolff & Donnelly LLP, special counsel for the Company, dated as of such closing date, the form of which is attached as Exhibit A-2 (and the Representatives shall have received an additional two conformed copies of such counsel's legal opinion for each of the several Underwriters).

          (e)    Opinion of Special Regulatory Counsel for the Company.    On each of the First Closing Date and the Second Closing Date the Representatives shall have received the opinion of (i) King & Spalding LLP, special U.S. regulatory counsel for the Company, dated as of such closing date, the form of which is attached as Exhibit B-1 (and the Representatives shall have received an additional two conformed copies of such counsel's legal opinion for each of the several Underwriters) and (ii) Taylor Wessing, special foreign regulatory counsel for the Company, dated as of such closing date, the form of which is attached as Exhibit B(2) (and the Representatives shall have received an additional two conformed copies of such counsel's legal opinion for each of the several Underwriters).

          (f)    Opinion of Special Patent Counsel for the Company.    On each of the First Closing Date and the Second Closing Date the Representatives shall have received the opinion of King & Spalding LLP, special patent counsel for the Company, dated as of such closing date, the form of which is attached as Exhibit C (and the Representatives shall have received an additional two conformed copies of such counsel's legal opinion for each of the several Underwriters).

          (g)    Opinion of Counsel for the Underwriters.    On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Willkie Farr & Gallagher LLP, counsel for the Underwriters, dated as of such closing date, in form and substance satisfactory to the Underwriters (and the Representatives shall have received an additional two conformed copies of such counsel's legal opinion for each of the several Underwriters).

          (h)    Officers' Certificate.    On each of the First Closing Date and the Second Closing Date the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such closing date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

              (i)  for the period from and after the date of this Agreement and prior to such closing date, there has not occurred any Material Adverse Change;

             (ii)  the representations and warranties of the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such closing date;

            (iii)  the Company has complied with all of its covenants and agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such closing date; and

            (iv)  the transactions contemplated by the Note Contribution and Exchange Agreement, dated as of April 4, 2005 (filed as Exhibit 2.3 to the Registration Statement) and the Agreement and Plan of Merger, dated as of April 4, 2005 (filed as Exhibit 2.1 to the

    Registration Statement) have been consummated in accordance with the terms of such agreements.

          (i)    Bring-down Comfort Letters.    On each of the First Closing Date and the Second Closing Date the Representatives shall have received from each of PricewaterhouseCoopers LLP and Ernst & Young LLP, independent registered public accounting firms for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representatives shall have received an additional two conformed copies of such accountants' letter for each of the several Underwriters).

          (j)    Opinion of Counsel for the Selling Stockholder.    On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Oppenheimer Wolff & Donnelly LLP, counsel for the Selling Stockholder, dated as of such Closing Date, the form of which is attached as Exhibit D (and the Representatives shall have received an additional two conformed copies of such counsel's legal opinion for each of the several Underwriters).

          (k)    Selling Stockholder's Certificate.    On each of the First Closing Date and the Second Closing Date the Representatives shall receive a written certificate executed by the Selling Stockholder, dated as of such closing date, to the effect that:

              (i)  the representations, warranties and covenants of the Selling Stockholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by the Selling Stockholder on and as of such closing date; and

             (ii)  the Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such closing date.

          (l)    Selling Stockholder's Documents.    On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representatives copies of the Power of Attorney and Custody Agreement executed by the Selling Stockholder and such further information, certificates and documents as the Representatives may reasonably request.

          (m)    Lock-Up Agreement from Certain Securityholders of the Company.    On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit E hereto from the persons on Exhibit F hereto, and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

          (n)    Additional Documents.    On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

        If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Stockholder at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

        Section 6.    Reimbursement of Underwriters' Expenses.    If this Agreement is terminated by the Representatives pursuant to Section 5, Section 7, Section 10 (to the extent the termination pursuant to Section 10 is not as a result of (a) a default by an Underwriter that is a Representative (a "Defaulting Representative") or (b) a default by a Defaulting Representative and one or more other defaulting Underwriters that is not a Defaulting Representative), Section 11 or Section 17, or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholder to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

        Section 7.    Effectiveness of this Agreement.    This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

        Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company or the Selling Stockholder to any Underwriter, except that if this Agreement is terminated by the Company or the Selling Stockholder, the Company and the Selling Stockholder shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company or the Selling Stockholder, or (c) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

        Section 8.    Indemnification.

          (a)    Indemnification of the Underwriters by the Company.    The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of ev3 LLC and the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Piper and BAS) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to the Preliminary Prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

          (b)    Indemnification of the Underwriters by the Selling Stockholder.    The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Selling Stockholder), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading but only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information relating to the Selling Stockholder furnished in writing to the Company by or with the approval of the Selling Stockholder expressly for use in the Registration Statement or any amendments or supplements thereto; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading but only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information relating to the Selling Stockholder furnished in writing to the Company by or with the approval of the Selling Stockholder expressly for use in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendments or supplements thereto; (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Selling Stockholder contained herein; or (iv) in whole or in part upon any failure of the Selling Stockholder to perform its obligations hereunder or under law; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of one counsel chosen by BAS and Piper) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Selling Stockholders by the Representatives expressly for use in any the Registration Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to the Preliminary Prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented, if the Selling Stockholder shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Each Underwriter hereby acknowledges that the only information that the Selling Stockholder furnished to the Company expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the respective statements concerning the Selling Stockholder set forth in the table under the caption "Principal and Selling Stockholders" in the Prospectus and associated footnotes thereto. The liability of the Selling Stockholder under the indemnity agreement contained in this paragraph 8(b) shall be limited to an amount equal to the net proceeds received by the Selling Stockholder from the offering of the Optional Common Shares sold by the Selling Stockholder pursuant to this Agreement.

          (c)    Indemnification of the Company, its Directors and Officers and the Selling Stockholder.    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholder and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Selling Stockholder by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Selling Stockholder hereby acknowledges that the only information that the Underwriters have furnished to the Company and the Selling Stockholder expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph and in the third, seventh, fourteenth, fifteenth and seventeenth through twenty-third paragraphs under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

          (d)    Notifications and Other Indemnification Procedures.    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying parties (Piper and BAS in the case of Section 8(c) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

          (e)    Settlements.    The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, such consent not to be unreasonably withheld, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          (f)    Indemnification for Directed Shares.    In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the Participants to pay for and accept delivery of Directed Shares which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase. The Company agrees to indemnify and hold harmless the Designated Underwriter, its officers and employees, and each person, if any, who controls the Designated Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Designated Underwriter or such controlling person may become subject, (i) under the laws or regulations of foreign jurisdictions where Directed Shares have been offered; (ii) which is caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) which is caused by the failure of any Participant to pay for and accept delivery of Directed Shares that such Participant agreed to purchase; (iv) which is related to any Prospectus wrapper delivered in connection with the reservation and sale of Directed Shares; (v) which is caused by the violation of any applicable laws or regulations of federal, state or foreign jurisdictions where Directed Shares have been offered; or (vi) which is related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages, liabilities or expenses that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Underwriters. The indemnity agreement set forth in this paragraph shall be in addition to any liabilities that the Company may otherwise have.

        Section 9.    Contribution.    If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholder, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company and the Selling

Stockholder, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Selling Stockholder, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(d) for purposes of indemnification.

        The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

        Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

        Notwithstanding any other provision of this Agreement, the liability of the Selling Stockholder to contribute pursuant to Section 9 shall be limited to the net proceeds received by the Selling Stockholder from the offering of the Optional Common Shares sold by the Selling Stockholder pursuant to this Agreement.

        Section 10.    Default of One or More of the Several Underwriters.    If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of

Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6 (to the extent the termination pursuant to Section 10 is not as a result of (a) a default by a Defaulting Representative or (b) a default by a Defaulting Representative and one or more other defaulting Underwriters that is not a Defaulting Representative), Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

        As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        Section 11.    Termination of this Agreement.    Prior to the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the NASDAQ National Market, or trading in securities generally on either the NASDAQ Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal or New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the commercially reasonable judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the reasonable judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or the Selling Stockholder to any Underwriter, except that the Company and the Selling Stockholder shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company or the Selling Stockholder or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

        Section 12.    Representations and Indemnities to Survive Delivery.    The respective indemnities, agreements, representations, warranties and other statements of ev3 LLC, the Company, their respective officers, the Selling Stockholder and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter or any person controlling any Underwriter, ev3 LLC, the Company, the officers or employees of ev3 LLC and the Company or any person controlling ev3 LLC or the Company, or the Selling Stockholder, (ii) acceptance of the Common Shares and payment for them hereunder and (iii) termination of this Agreement.

        Section 13.    Notices.    All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

  If to the Representatives:

  Piper Jaffray & Co.
  800 Nicollet Mall
  Suite 800
  Minneapolis, MN 55402
  Facsimile: (415) 277-1551
  Attention: Jeffrey A. Hoffman

  and

  Banc of America Securities LLC
  9 West 57th Street
  New York, NY 10019
  Facsimile: (212) 933-2217
  Attention: Thomas M. Morrison

  with a copy to:

  Banc of America Securities LLC
  9 West 57th Street
  New York, New York 10019
  Facsimile: (212) 583-8567
  Attention: Legal Department

  with a copy to:

  Willkie Farr & Gallagher LLP
  787 Seventh Avenue
  New York, NY 10019
  Facsimile: (212) 728-9222
  Attention: Steven J. Gartner, Esq.

  If to the Company:

  ev3 Inc.
  4600 Nathan Lane North
  Plymouth, MN 55442
  Facsimile: (763) 398-7240
  Attention: L. Cecily Hines, Esq.

  with a copy to:

  King & Spalding LLP
  1185 Avenue of the Americas LLP
  New York, NY 10036
  Facsimile: (212) 556-2222
  Attention: Tracy Kimmel, Esq.

  If to the Selling Stockholder:

  Dale A. Spencer
  503 North Ferndale
  Wayzata, MN 55391
  Facsimile: (952) 449-9011

  and

  ev3 Inc.
  4600 Nathan Lane North
  Plymouth, MN 55442
  Facsimile: (763) 398-7240
  Attention: L. Cecily Hines, Esq.

  with a copy to:

  Oppenheimer Wolff & Donnelly LLP
  Plaza VII Building, Suite 3300
  45 South Seventh Street
  Minneapolis, MN 55402
  Facsimile: (612) 607-7100
  Attention: D. William Kaufman Esq.

        Any party hereto may change the address for receipt of communications by giving written notice to the others.

        Section 14.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

        Section 15.    Partial Unenforceability.    The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

        Section 16.    Governing Law Provisions.

          (a)    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

          (b)    Consent to Jurisdiction.    Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of Minneapolis and County of Hennepin or the courts of the State of Minnesota in each case located in the City of Minneapolis and County of Hennepin (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

        Section 17.    Failure of the Selling Stockholder to Sell and Deliver Optional Common Shares.    If the Selling Stockholder shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by the Selling Stockholder pursuant to this Agreement at the First Closing Date or the Second Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholder, to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

        Section 18.    General Provisions.    This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

        Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Preliminary Prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[SIGNATURE PAGE FOLLOWS]

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Custodian the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
EV3 INC.
By:

Name: James M. Corbett Title: President and Chief Executive Officer
EV3 LLC
By:

Name: James M. Corbett Title: President and Chief Executive Officer
DALE A. SPENCER
By:
As attorney-in-fact acting on behalf of the Selling Stockholder named in Schedule B to this Agreement

        The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

PIPER JAFFRAY & CO. BANC OF AMERICA SECURITIES LLC
Acting as Representatives of the several Underwriters named in the attached Schedule A.
By Piper Jaffray & Co.
By:

Managing Director
By Banc of America Securities LLC
By:

Managing Director

SCHEDULE A

UNDERWRITERS	NUMBER OF FIRM COMMON SHARES TO BE PURCHASED
Piper Jaffray & Co.
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Thomas Weisel Partners LLC
Total

SCHEDULE B

Selling Stockholder	Maximum Number of Optional Common Shares to be Sold
Dale A. Spencer 503 North Ferndale Wayzata, MN 55391	35,900

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UNDERWRITING AGREEMENT